SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 19, 2007, TVI Corporation (the “Company”) issued a press release announcing certain preliminary financial results for its first quarter ended March 31, 2007. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report (including the portion of Exhibit 99.1 entitled “Preliminary First-Quarter Fiscal 2007 Financial Results”) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2007, the Company announced that Richard Priddy, the Company’s President and Chief Executive Officer and a director, and Charles Sample, the Company’s Executive Vice President and a director, each voluntarily resigned from all positions and posts held with the Company and its subsidiaries, effective April 18, 2007. The Company also announced that Lieutenant General Harley A. Hughes, a member of the Board of Directors since 2003, has been appointed as interim President and Chief Executive Officer, while a search for a permanent CEO is conducted. General Hughes resigned from service on the Company’s Audit and Compensation Committees effective upon his appointment as interim CEO. Also effective April 18, 2007, the Board of Directors appointed Donald C. Yount, Jr., a member of the Board of Directors since December 2005, to the newly-created post of interim Chief Operating Officer. General Hughes and Mr. Yount will be paid a monthly salary of $15,000 and $10,000, respectively, and will be reimbursed for all reasonable business expenses. The Board of Directors has formed a special committee dedicated to a search process to select and appoint a permanent Chief Executive Officer.

Since 2003, Lieutenant General Hughes (USAF retired), age 71, has served as an independent member of TVI’s Board of Directors, including past service on the Company’s Audit, Corporate Governance and Compensation Committees. Since 1993 he has served as the Chairman of F&H 2, Inc., a consulting firm which develops strategies for predicting emerging weapons requirements in a changing political, budgetary and technological environment. During the late 1980s, General Hughes served as both deputy chief of staff for plans and operations, Headquarters U.S. Air Force, and the Air Force operations deputy to the Joint Chiefs of Staff, Washington, D.C. During the Vietnam conflict, General Hughes served as a command pilot logging over 5,000 flying hours and 225 combat missions in Southeast Asia, with numerous military decorations and awards. General Hughes serves as a member of the proxy board of Pinkerton Government Services, Inc., and as a director of Aviation Technology Group, Inc. and is an advisor to ManTech International Corporation. General Hughes holds a Bachelor of Science degree from Oklahoma State University and both a Bachelor of Arts degree and a Master of Science degree from the University of Colorado. General Hughes also completed Squadron Officer School, National War College and the Industrial College of the Armed Forces.

Mr. Yount, age 46, has served as an independent member of the Company’s Board of Directors since December 2005. Since 2001, Mr. Yount has served as Principal and Chief Financial Officer of Mid-Atlantic Venture Funds, a partnership consisting of four venture capital funds investing in growing businesses located in the Mid-Atlantic region. From October 1998 until joining Mid-Atlantic, Mr. Yount served in various executive positions with Advanced TelCom Group, a provider of integrated telephone services. Mr. Yount has also served in various senior financial positions with a number of technology and communications companies. He is a Certified Public Accountant and started his career in public accounting. Mr. Yount holds both a Master of Business Administration degree and a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill.

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There are no family relationships between either General Hughes or Mr. Yount and any other executive officer or director of the Company. Neither General Hughes nor Mr. Yount, nor any member of the immediate family of either, is a party, directly or indirectly, to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press release dated April 19, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION (Registrant)

Date: April 19, 2007	By:	/s/ George J. Roberts
	Name: Title:	George J. Roberts Senior Vice President and Chief Financial Officer

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